UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2010

OMNIMMUNE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-145507	26-3128407
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

4600 Post Oak Place, Suite 352, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 622-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of Material Definitive Agreement

On June 18, 2010, Omnimmune Holdings, Inc. (the “Company”) consummated a Termination Agreement (the “Termination Agreement”) with The Ohio State University (“OSU”), and certain related parties, pursuant to which, inter alia, a material exclusive license agreement dated April 18, 2008 (the “License Agreement”) between  OSU and the Company was terminated with the consent of both parties effective as of May 19, 2010.  The terminated License Agreement covered certain technology and patent rights relating to a Her-2 vaccine.  Under the Termination Agreement, the license and gift payments made by the Company to OSU were returned to the Company in the form of a termination fee, and all rights to the Her-2 vaccine and related technology rights have reverted back exclusively to OSU.  OSU and its related parties and the Company have released each other from all claims, liabilities and causes of action pre-dating the Termination Agreement, including claims arising under the License Agreement.  The termination of the License Agreement pertains only to the Her-2 and related vaccine technology.  The termination will have no effect on the Company’s portfolio of unrelated diagnostic and therapeutic technologies that are under exclusive license with academic institutions other than OSU, and  which will be the Company’s focus going forward.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIMMUNE HOLDINGS, INC.

Date: June 24, 2010	By:	/s/ Harris A. Lichtenstein
Harris A. Lichtenstein, Ph.D.
President and Chief Executive Officer